UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gladstone Capital Corporation

(Exact name of registrant as specified in its charter)

Maryland	54-2040781
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

1521 Westbranch Drive
Suite 200
McLean, Virginia	22102
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Term Preferred Shares, 7.125% Series 2016, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which the form relates: 333-162592

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

EXPLANATORY NOTE

On October 31, 2011 Gladstone Capital Corporation, a Maryland corporation (the “Registrant”), filed a Form 8-A for the purpose of registering its Term Preferred Shares, 7.125% Series 2016, par value $0.001 per share (the “Preferred Stock”). This Amendment No. 1 is being filed to reflect the voluntary delisting of the Registrant’s Preferred Stock from the New York Stock Exchange effective as of the close of business on April 30, 2012 and the listing of such Preferred Stock on the NASDAQ Global Select Market commencing on May 1, 2012.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Preferred Stock of the “Registrant is incorporated by reference to the information set forth under the caption “Description of the Series 2016 Term Preferred Stock” in the prospectus supplement filed pursuant to Rule 497 under the Securities Act of 1933, as amended, in the form in which it was filed on October 31, 2011 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form N-2 (File No. 333-162592), which was declared effective by the Securities and Exchange Commission on July 15, 2011.

Item 2.	Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of the Articles of Incorporation, incorporated by reference to Exhibit a.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-63700), filed July 27, 2001.

3.2	By-laws, incorporated by reference to Exhibit b to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-63700), filed July 27, 2001.

3.3	Amendment to By-laws, incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 (File No. 814-00237), filed February 17, 2004.

3.4	Second Amendment to By-laws, incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00237), filed July 10, 2007.

3.5	Third Amendment to Bylaws, incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00237), filed June 10, 2011.

3.6	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, including Appendix A thereto relating to the Term Preferred Shares, 7.125% Series 2016, incorporated by reference to Exhibit 2.a.2 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 162592), filed October 31, 2011.

4.1	Specimen 7.125% Series 2016 Term Preferred stock certificate, incorporated by reference to Exhibit 2.d.5 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 162592), filed October 31, 2011.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 30, 2012	GLADSTONE CAPITAL CORPORATION

	By:	/s/ DAVID GLADSTONE
	Name:	David Gladstone
	Title:	Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment and Restatement of the Articles of Incorporation, incorporated by reference to Exhibit a.2 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-63700), filed July 27, 2001.

3.2	By-laws, incorporated by reference to Exhibit b to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-63700), filed July 27, 2001.

3.3	Amendment to By-laws, incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 (File No. 814-00237), filed February 17, 2004.

3.4	Second Amendment to By-laws, incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00237), filed July 10, 2007.

3.5	Third Amendment to Bylaws, incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00237), filed June 10, 2011.

3.6	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, including Appendix A thereto relating to the Term Preferred Shares, 7.125% Series 2016, incorporated by reference to Exhibit 2.a.2 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 162592), filed October 31, 2011.

4.1	Specimen 7.125% Series 2016 Term Preferred stock certificate, incorporated by reference to Exhibit 2.d.5 to Post-Effective Amendment No. 5 to the Registration Statement on Form N-2 (File No. 333- 162592), filed October 31, 2011.